Exhibit 99.1

Ascent Announces New Corporate Office
Schaumburg, Illinois, August 27, 2024 – Ascent Industries Co. (Nasdaq: ACNT) (“Ascent” or the “Company”), an industrials company focused on the production and distribution of specialty chemicals and industrial tubular products, announced today it has opened its new corporate headquarters in Schaumburg, Illinois, a suburb of Chicago.

“This recent investment underscores Ascent’s commitment to support the growth of our customers, employees and company,” said J. Bryan Kitchen, Ascent’s president & CEO. “Strong momentum is building at Ascent. Our enhanced footprint in Chicagoland will enable intense, cross-functional collaboration for the betterment of our customers, our employees, and our shareholders.”.

Ascent’s new space is in the Woodfield Preserve Office Center II, a highly regarded office complex in Chicago’s northwest suburbs that is located near O’Hare airport, Interstate 290 (I-290) and many local amenities, providing our customers and employees a convenient and accessible location for collaboration.

About Ascent Industries Co.
Ascent Industries Co. (Nasdaq: ACNT) is a company that engages in a number of diverse business activities including the production of specialty chemicals and industrial tubular products. For more information about Ascent, please visit its website at www.ascentco.com.

Forward-Looking Statements
This press release may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable federal securities laws. All statements that are not historical facts are forward-looking statements. Forward looking statements can be identified through the use of words such as "estimate," "project," "intend," "expect," "believe," "should," "anticipate," "hope," "optimistic," "plan," "outlook," "should," "could," "may" and similar expressions. The forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements and to review the risks as set forth in more detail in Ascent Industries Co.’s Securities and Exchange Commission filings, including our Annual Report on Form 10-K, which filings are available from the SEC or on our website. Ascent Industries Co. assumes no obligation to update any forward-looking information included in this release.

Company Contact
Ryan Kavalauskas
Chief Financial Officer
1-630-884-9181

Investor Relations
Cody Slach and Cody Cree
Gateway Group, Inc.
1-949-574-3860
ACNT@gateway-grp.com

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